EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-82718 and 333-159599) on Form S-8 of Entravision Communications Corporation of our report, dated March 28, 2014, relating to our audit of the financial statements of Entravision Communications Corporation 2001 Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of the Entravision Communications Corporation 2001 Employee Stock Purchase Plan for the year ended December 31, 2014.

/s/ McGladrey LLP Los Angeles, California March 27, 2015